Exhibit 10.2

AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is made and entered into as of the 23rd day of September, 2005 among FCC, LLC, d/b/a First Capital, a Florida limited liability company (“Lender”), PAWNMART, INC., a Nevada corporation (“PawnMart”), and XPONENTIAL, INC., a Delaware corporation (“Parent”).

W I T N E S S E T H:

WHEREAS, PawnMart, Parent and Lender are parties to that certain Loan and Security Agreement dated as of June 17, 2004 (as amended, restated, modified or supplemented from time to time, the “Loan Agreement”); and

WHEREAS, PawnMart and Parent have requested that Lender agree to amend the Loan Agreement in certain respects; and

WHEREAS, Lender has agreed to do so on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Definitions.  All capitalized terms used herein and not otherwise expressly defined herein shall have the respective meanings given to such terms in the Loan Agreement.

2.             Inventory Turnover Ratio Covenant.  The Loan Agreement is hereby amended, effective as of June 30, 2005, by deleting paragraph (c) of Item 20 of the Schedule to the Loan Agreement and substituting the following in lieu thereof:

(c)           Borrower (without giving effect to the results of Parent) shall maintain an Inventory Turnover Ratio of at least 2.0 to 1 as of the end of each month for the twelve-month period then ended.  As used herein, “Inventory Turnover Ratio” means the ratio of (i) Borrower’s cost of goods sold, to (ii) (A) the sum of (1) the dollar amount of Borrower’s Inventory as of the first day of such twelve-month period, plus (2) the dollar amount of Borrower’s Inventory as of the last day of such twelve-month period, divided by (B) two.

3.             Loans from Parent to PawnMart.  PawnMart and Parent have informed Lender of their desire that Parent, from time to time, make intercompany advances to PawnMart (each, an “Intercompany Loan”) and that PawnMart repay such Intercompany Loans from time to time.  Lender hereby consents to the incurrence of the Intercompany Loans by PawnMart from time to time on the following terms and conditions:

(a)           PawnMart and Parent agree that the Intercompany Loans shall be subordinate to the Obligations and shall be unsecured obligations of PawnMart.  Any security interest of Parent in any asset of PawnMart is hereby released.

(b)           PawnMart shall not make, and Parent shall not take or receive (by setoff or in any other manner) any payment with respect to the Intercompany Loans unless (i) Lender has consented to such payment in writing, (ii) no Default exists, and (iii) PawnMart would have at least $500,000 of borrowing availability under the Loan Agreement after giving effect to such payment.

4.             Representations and Warranties.  PawnMart and Parent each hereby restate, ratify, and reaffirm each and every term, condition representation and warranty heretofore made by it under or in connection with the execution and delivery of the Loan Agreement, as amended hereby, and the other Loan Documents, as fully as though such representations and warranties had been made on the date hereof and with specific reference to this Agreement and the Loan Documents.

5.             No Other Amendment.  Except as set forth herein, the Loan Agreement shall be and remain in full force and effect as originally written, and shall constitute the legal, valid, binding and enforceable obligation of PawnMart and Parent to Lender.

6.             Lender’s Costs.  In consideration of the accommodations made by Lender hereunder, PawnMart agrees to pay to Lender on demand all costs and expenses of Lender in connection with the preparation, execution, delivery and enforcement of this Agreement and the other Loan Documents and any other transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and out-of-pocket expenses of legal counsel to Lender.

7.             No Default.  To induce Lender to enter into this Agreement, each of Parent and PawnMart hereby represents and warrants that, as of the date hereof, and after giving effect to the terms hereof, there exists no Default under the Loan Agreement or any of the other Loan Documents.

8.             Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

9.             Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

10.           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia, other than its laws respecting choice of law.

IN WITNESS WHEREOF, PawnMart, Parent and Lender have caused this Agreement to be duly executed as of the date first above written.

PAWNMART, INC.

By:	/s/ Robert W. Schleizer
Name:	Robert W. Schleizer
Title:	CFO

XPONENTIAL, INC.

By:	/s/ Dwayne A. Moyers
Name:	Dwayne A. Moyers
Title:	Chairman & CEO

FCC, LLC, d/b/a First Capital

By:	/s/ Evan G. Jones
Name:	Evan G. Jones
Title:	Senior Vice President

Each of the undersigned acknowledges the foregoing and agrees that his respective Validity and Support Agreement in favor of Lender dated as of June 17, 2004 remains in full force and effect, subject to no right of offset, claim or counterclaim.

/s/ Robert W. Schleizer
ROBERT W. SCHLEIZER

/s/ Dwayne A. Moyers
DWAYNE A. MOYERS